                                                                 EXHIBIT 10.10


                      NATIONAL INFORMATION CONSORTIUM, INC.

                             KEY EMPLOYEE AGREEMENT

                                       FOR

                               RAY G. COUTERMARSH

         THIS EMPLOYMENT AGREEMENT ("Agreement") is entered into as of the 1st day of February, 2000, by and between Ray G. Coutermarsh ("Executive") and NATIONAL INFORMATION CONSORTIUM, INC., a Colorado corporation (the "Company").

         WHEREAS, the Company desires to employ Executive to provide personal services to the Company and to the Company's subsidiaries, and wishes to provide Executive with certain compensation and benefits in return for Executive's services; and

         WHEREAS, Executive wishes to be employed by the Company and provide personal services to the Company and to the Company's subsidiaries in return for certain compensation and benefits;

         NOW, THEREFORE, the parties hereto agree as follows:

1.       EMPLOYMENT BY THE COMPANY.

         1.1. Subject to terms set forth herein, the Company or a subsidiary of the Company, agrees to employ Executive in the position of President, Local Markets and Executive hereby accepts such employment effective as of the date first written above. During the term of employment with the Company, Executive will devote their best efforts and substantially all of their business time and attention (except for vacation periods and reasonable periods of illness or other incapacity's permitted by the Company's general employment policies) to the business of the Company.

         1.2. Executive will serve in an executive capacity and shall perform such duties as are customarily associated with their then current title, consistent with the Bylaws of the Company and as required by the Company's Board of Directors (the "Board").

         1.3. The employment relationship between the parties shall also be governed by the general employment policies and practices of the Company, including those relating to protection of confidential information and assignment of inventions, except that when the terms of this Agreement differ from or are in conflict with the Company's general employment policies or practices, this Agreement shall control.

2.   COMPENSATION

         2.1. Salary. Executive shall receive for services to be rendered hereunder an annualized base salary of $140,000.00, payable in equal installments (prorated for portions of a pay period) on the Company's regular pay days and the Company will withhold from such compensation all applicable federal and state income, social security and disability and other taxes as required by applicable laws.

         2.2. STANDARD COMPANY BENEFITS. Executive shall be entitled to all rights and benefits for which they are eligible under the terms and conditions of the standard Company benefits and compensation practices which may be in effect from time to time and provided by the Company to its employees generally.

3.   PROPRIETARY INFORMATION OBLIGATIONS

         3.1. AGREEMENT. Executive agrees to execute and abide by the Proprietary Information and Inventions Agreement attached hereto as EXHIBIT A.

4.       TERMINATION OF EMPLOYMENT

         4.1.     TERMINATION WITHOUT CAUSE.

                  (a) The Company shall have the right to terminate Executive's employment with the Company at any time without cause.

                  (b) In the event Executive's employment is terminated without cause, before February 1, 2003, the Company shall pay Executive 12 months' base compensation in a single lump sum distribution on the first regular Company pay period after said termination.

                  (c) In the event Executive's employment is terminated without cause on or after February 1, 2003, they will not be entitled to severance pay, pay in lieu of notice or any other such compensation, except as provided in the Company's Severance Benefit Plan, if any, in effect on the termination date.

         4.2.     TERMINATION FOR CAUSE.

                  (a) The Company shall have the right to terminate Executive's employment with the Company at any time for cause. Written notification of termination and specific cause of termination shall be provided to the Executive at the time of termination.

                  (b) "Cause" for termination shall mean an employee's conviction of a felony or the willful and deliberate failure of an employee to perform his customary duties, in a manner consistent with the manner reasonably prescribed by the Board of Directors or President of Buyer (other than any failure resulting from his incapacity due to physical or mental illness, disability or death) after not less than thirty (30) days prior written notice from Buyer.

                  (c) In the event the Executive is notified in writing their employment is to be terminated for cause, the Executive shall be given thirty days from date of notification to cure the specific cause(s) set forth in the notification.

                  (d) In the event Executive's employment is terminated at any time for cause, the executive shall not be entitled to severance pay, pay in lieu of notice or any other such compensation; PROVIDED, HOWEVER, Executive shall be entitled and shall receive all compensation earned prior to and including the date of termination.

         4.3.     VOLUNTARY OR MUTUAL TERMINATION.

                  (a) Executive may voluntarily terminate their employment in writing with the Company at any time, after which no further compensation will be paid to Executive.

                  (b) In the event Executive voluntarily terminates their employment, Executive shall not be entitled to severance pay, pay in lieu of notice or any other such compensation; PROVIDED, HOWEVER, Executive shall be entitled and shall receive all compensation earned prior to and including the date of termination.

5.       NON-INTERFERENCE; NON-COMPETITION.

         5.1. AGREEMENT. Executive agrees to execute and abide by the Noncompetition Agreement attached hereto as EXHIBIT B.

6.   GENERAL PROVISION.

         6.1. NOTICES. Any notices provided hereunder must be in writing and shall be deemed effective upon the earlier of personal delivery (including personal delivery by facsimile) or the third day after mailing by first class mail, to the Company at its primary office location and to Executive at the address listed on the Company payroll.

         6.2. SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provisions had never been contained herein.

         6.3. WAIVER. If either party should waive any breach of any provisions of this Agreement, they or it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

         6.4. COMPLETE AGREEMENT. This Agreement and its Exhibits, constitute the entire agreement between Executive and the Company and it is the complete, final, and exclusive embodiment of their agreement with regard to the material terms of executive employment, compensation, and duration. It is entered into without reliance on any promise or representation other than those expressly contained herein, and it cannot be modified or amended except in a writing signed by Executive and an officer of the Company.

         6.5. COUNTERPARTS. This Agreement may be executed in separate counterparts, any one of which need not contain signatures of more than one party, but all of which taken together will constitute one and the same Agreement.

         6.6. HEADINGS. The headings of the sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof.

         6.7. SUCCESSORS AND ASSIGNS. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive and the Company, and their respective successors, assigns, heirs, executors and administrators, except that Executive may not assign any of their duties hereunder and they may not assign any of their rights hereunder without the written consent of the Company, which shall not be withheld unreasonably.

         6.8. ATTORNEY FEES. If either party hereto brings any action to enforce their or its rights hereunder, the prevailing party in any such action shall be entitled to recover their or its reasonable attorneys' fees and costs incurred in connection with such action.

         6.9. CHOICE OF LAW. All questions concerning the construction, validity and interpretation of this Agreement will be governed by the law of the State of Kansas.

         IN WITNESS WHEREOF, the parties have executed this Key Employee Agreement on the day and year first above written.

                         NATIONAL INFORMATION CONSORTIUM, INC.:

                         By: /s/ Sam Somerhalder
                             -------------------------------------------------

                         Name:   Sam Somerhalder
                               -----------------------------------------------

                         Title:  Executive Vice President
                                ----------------------------------------------

                         EXECUTIVE:
                             /s/ Ray Coutermarsh
                         -----------------------------------------------------

                         Name: Ray Coutermarsh